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                                                                     Exhibit 5.1

                                                       August 23, 2001

Cardiac Science, Inc.
16931 Millikan Avenue
Irvine, CA 92606

         Re:  Registration Statement on Form S-4

Gentlemen:

         We have examined the Registration Statement on Form S-4 to be filed by you with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 4,454,444 shares of your common stock, par value $0.001 per share (the "Shares"), to be issued in exchange for shares (the "Artema Shares") of Artema Medical AB, a Swedish corporation, as described in the Registration Statement.

         We assume that the Shares are to be issued in exchange for Artema Shares in the manner described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares.

         Based on the foregoing, it is our opinion that the Shares, when issued, will be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name whenever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

         This opinion is rendered as of the date first written above, and we disclaim any obligation to advise you of any facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                                           Very truly yours,

                                                           /s/ Breslow & Walker

                                                           Breslow & Walker, LLP